Exhibit 99.1

Carey Watermark Investors 1 and Carey Watermark Investors 2 Stockholders Approve Merger

NEW YORK, April 9, 2020 – Carey Watermark Investors 1 Incorporated (CWI® 1) and Carey Watermark Investors 2 Incorporated (CWI® 2) announced today that the stockholders of each company approved the proposed merger of the two companies to create Watermark Lodging Trust (WLT), a self-managed non-traded REIT with increased scale and operating efficiencies.

The companies filed articles of merger with the Maryland State Department of Assessments and Taxation and the transaction is expected to close as soon as practicable, subject to various closing conditions.

In connection with the merger, CWI 1 stockholders will receive a fixed exchange ratio of 0.9106 shares of CWI 2 Class A common stock for each share of CWI 1 common stock. CWI 2 will be the surviving entity in the merger and will be renamed Watermark Lodging Trust.

CWI 1 and CWI 2 are non-traded REITs managed by affiliates of W. P. Carey Inc. and Watermark Capital Partners, LLC. Following the close of the merger, the combined company will complete an internalization transaction with W. P. Carey Inc. and Watermark Capital Partners, as a result of which the combined company will become self-managed.

“We believe the strategic combination of CWI 1 and CWI 2 creates meaningful benefits for all shareholders and is even more compelling amid today’s economic backdrop,” said Michael Medzigian, CEO of CWI 1 and CWI 2. “As a combined company with a more simplified structure, we will have a larger balance sheet with greater financial flexibility and are better positioned to improve value as we work through this challenging period in the lodging industry. We will continue to work on behalf of our shareholders to execute on our strategy and create long-term growth.”

Advisors

Barclays acted as financial advisor to a special committee of CWI 1's independent directors with regard to the transaction. Hogan Lovells is acting as legal advisor to the CWI 1 special committee. Morgan Stanley & Co. LLC acted as financial advisor to a special committee of CWI 2's independent directors with regard to the transaction. Clifford Chance US LLP is acting as legal advisor to CWI 2 and Pepper Hamilton LLP is acting as legal advisor to the CWI 2 special committee. Duff and Phelps has rendered a fairness opinion to the CWI 2 special committee as to the internalization.

Carey Watermark Investors 1 Inc. and Carey Watermark Investors 2 Inc.

Carey Watermark Investors 1 Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) are publicly registered real estate investment trusts (REITs) that were formed to make investments primarily in the lodging and lodging-related sectors and in recent years have been one of the largest and most active investors in the lodging industry. Affiliates of W. P. Carey Inc. and Watermark Capital Partners advise CWI 1 and CWI 2 and manage their overall portfolios.

www.careywatermark.com

www.careywatermark2.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CWI 1 or CWI 2 and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” and other comparable terms. The forward-looking statements include but are not limited to statements regarding: projections as to the anticipated benefits of the proposed transaction; the ability to close the proposed transaction; the strategic rationale and transaction benefits; the combined company’s corporate strategy and capital structure; the ability to execute future liquidity transactions including a public listing or initial public offering; and estimated or future economic performance and results, including the amount and timing of any future cost savings, synergies, dividends, profitability, distribution coverage, reduction of indebtedness, asset sales and estimated future growth.

The statements are based on the current expectations, estimates, assumptions and projections of CWI 1’s and CWI 2’s management. It is important to note that actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on CWI 1’s or CWI 2’s business, financial condition, liquidity, results of operations, earnings metrics, funds from operations (“FFO”) metrics, and prospects. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors that could impact actual results and cause them to differ from what is anticipated in these forward-looking statements is included in CWI 1’s and CWI 2’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including but not limited to those described in the Joint Proxy Statement/Prospectus dated January 13, 2020, as supplemented from time to time, in Item 1A. Risk Factors in CWI 1’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019, and in Item 1A. Risk Factors in CWI 2’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020. Moreover, because CWI 1 and CWI 2 operate in a very competitive and rapidly changing environment, new risks are likely to emerge from time to time. Given these risks and uncertainties, potential investors are cautioned not to place undue reliance on these forward-looking statements as a prediction of future results, which speak only as of the date of this filing, unless noted otherwise. Except as required by federal securities laws and the rules and regulations of the SEC, CWI 1 and CWI 2 do not undertake to revise or update any forward-looking statements.